UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. ___)

Check the appropriate box:

[X]     Preliminary Information Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))
[_]     Definitive Information Statement

                                  Amaru, Inc.
                                  -----------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[_]  Fee paid previously  with  preliminary  materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:

                       SCHEDULE 14C INFORMATION STATEMENT

                                  Amaru, Inc.
                     62 Cecil Street, #06-00, TPI Building
                                Singapore 049710
                           Telephone: (65) 633-29-287

                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                       REQUESTED NOT TO SEND US A PROXY.

                                 May____, 2011

Notice of Written Consent in Lieu of Annual Meeting

To Shareholders of Amaru, Inc.:

This Information Statement is furnished by the Board of Directors of Amaru, Inc., a Nevada corporation (the "Company" or "Amaru") to holders of record at the close of business on January 31, 2011 (the "Record Date") of the Company's common stock, par value $0.001, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

The Company's Board of Directors and shareholders with a majority of the Company's voting power as of the Record Date have authorized the following action:

      1. Amendment to the Company's Articles of Incorporation to increase the authorized common stock from 200,000,000 shares of common stock to 400,000,000 shares of common stock. The authorized amount of preferred stock will be increased to 25,000,000 shares.

     This action will not be effective until a date that is at least twenty days after the filing and mailing of this Information Statement. This Information Statement will be mailed on or about May ___, 2011, to the Company's stockholders of record.

The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.



/s/ Chua Leong Hin
Chua Leong Hin
President and CEO

May ___, 2011

                             INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of the Company as of the Record Date.

The Board of Directors has recommended and persons owning the majority of the voting power of the Company have adopted resolutions to effect the above-listed actions.

The Company will pay the cost of preparing and sending out this Information Statement. It will be sent to shareholders via regular mail. This Information Statement and the Company's annual report on Form 10-K and Form 10-Q for the most recent quarter are available at the SEC's website (www.sec.gov) or at the Company's website (www.amaruinc.com) as of the date hereof.

Only one Information Statement is being delivered to two or more stockholders who share an address unless the Company receives contrary instructions from one or more of the stockholders. The Company will promptly deliver upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive separate copies of information or proxy statements, annual reports, or notices of internet availability, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by telephoning the Company's offices at the above listed telephone number, by writing to the Company at the address set forth above.

Dissenter's Rights of Appraisal

The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Exchange Act and the Nevada Revised Statutes. No dissenters' rights under the Nevada Revised Statutes are afforded to the company's shareholders as a result of this action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, 188,853,035 shares of common stock were issued and outstanding. Only holders of record of the Company's voting stock at the close of business on the Record Date were entitled to participate in the written consent of Company stockholders. Each share of common stock was entitled to one
(1) vote for each share of common stock held by such shareholder.

The Company's Board of Directors and stockholders with a majority of the Company's voting power of 96,780,679 votes (51.2%) have approved an amendment to the Company's Articles of Incorporation to increase the authorized common stock from 200,000,000 shares of common stock to 400,000,000 shares of common stock. The authorized amount of preferred stock will be increased to 25,000,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, 188,853,035 shares of common stock were outstanding and no shares of Preferred Stock were outstanding. The following table sets forth, as of such date, information with respect to shares beneficially owned by:

     o each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

     o    each of our directors;

     o each of our named executive officers; and all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date of this table. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by the person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person does not necessarily reflect the person's actual voting power.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals listed is 62 Cecil Street, #06-00, TPI Building, Singapore 049710.

               Name and Address               Amount and Nature of Beneficial      Percent of Class of
              of Beneficial Owner                   Ownership of Common Stock          Common Stock
              --------------------            --------------------------------     --------------------
               Colin St.Gerard Binny
               former CEO, CFO and Director                22,111,888 (1) & (2)            11.70%
               62 Cecil Street #06-00                        (Indirect)
               TPI Building
               Singapore 049710

               Sakae Torisawa, Chairman                      1,712,808                      0.91%
               62 Cecil Street #06-00                        (Direct)
               TPI Building
               Singapore 049710

               Zee Moey Ngiam, Director                      0                                 0%
               62 Cecil Street #06-00                        (Direct)
               TPI Building
               Singapore 049710

               Chua Leong Hin, CEO, CFO and Director          0
               62 Cecil Street #06-00                        (Direct) (3)                      0%
               TPI Building
               Singapore 049710

               Percy Chua Soo Lian, Director                      0
               62 Cecil Street #06-00                        (Direct)                          0%
               TPI Building
               Singapore 049710


               All Directors and Officers                    23,824,696                    12.61%
               As a Group (5 persons)

         1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

         2) Based on a total of 22,111,888 shares of common stock of Amaru, Inc held by Mr. Binny and his wife, Chew Bee Lian, indirectly as 100% shareholders of B Media Pte Ltd (formerly known as M2B Media Pte Ltd).

         3)   Mr. Chua Leong Hin is a shareholder of M2B World Asia
              Pacific Pte. Ltd, a subsidiary of the Company. He holds 1,296,336 ordinary shares (3.05%) of the total shares outstanding of 42,459, 976 ordinary shares in M2B World Asia Pacific Pte. Ltd.

Transfer Agent

Our transfer agent is:

          Integrity Stock Transfer
          3265 Warm Springs Road, Las Vegas, NV 89120
          Telephone: 702-317-7757
          Facsimile 702-796-5650

PROPOSAL NO. 1:

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK FROM 200,000,000 SHARES OF COMMON STOCK TO 400,000,000 SHARES OF COMMON STOCK. THE AUTHORIZED AMOUNT OF PREFERRED STOCK WILL BE INCREASED TO 25,000,000 SHARES.

The Company's Board of Directors and stockholders with a majority of the voting power (51.2%) have approved a proposal to authorize the Board to amend our Articles of Incorporation to increase the authorized common stock from 200,000,000 shares of common stock to 400,000,000 shares of common stock. The authorized amount of preferred stock will be increased to 25,000,000 shares. The form of the Amendment to the Articles of Incorporation is attached hereto as Exhibit A to this Information Statement.

CURRENT  CAPITALIZATION

GENERAL

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

COMMON STOCK

As of the Record Date, 188,853,035 shares of common stock were issued and outstanding. The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of common stock have the sole right to vote, except as otherwise provided by law or by our articles of incorporation, including provisions governing any preferred stock. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Subject to the rights of any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of Amaru, Inc., the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

PREFERRED STOCK

Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our board of directors may also designate the rights, preferences, and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

     o    restricting dividends on the common stock;

     o    diluting the voting power of the common stock;

     o    impairing the liquidation rights of the common stock; and

     o delaying or preventing a change in control of Amaru without further action by the stockholders.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company's 2004 Equity Compensation Plan has 2,921,260 million shares remaining as of December 31, 2010. In 2007 and 2008, no shares were issued under the Company's 2004 Equity Compensation Plan. In 2006 and 2005, the Company issued 420,000 shares and 58,740 shares respectively under the 2004 Equity Compensation Plan. There are no outstanding options under the 2004 Equity.

WARRANTS AND CONVERTIBLE DEBT

The Company does not have any outstanding warrants or debt as of the date hereof.

REASONS FOR THE INCREASE TO AUTHORIZED COMMON STOCK AND PREFFERED STOCK

The Board of Directors believes it is in the Company's best interest to have additional shares of common stock and preferred stock authorized for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options.

The Company had 188,853,035 shares of common stock issued and outstanding at the Record Date out of 200,000,000 shares of common stock authorized. The increase in authorized shares has been determined by the Board of Directors to allow for these general purposes and to provide for a sufficient amount of common stock to support its expansion and future financing activities, if any. Other than set forth in the above, there are no present plans for significant future issuances. When the Board of Directors deems it to be in the best interest of the Company and stockholders to issue additional shares of common stock and/or preferred stock in the future from authorized shares, the Board of Directors will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation.

CERTAIN RISKS

The issuance of shares upon conversion of debt and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the holders of these securities may ultimately convert and sell the full amount issuable on conversion. The additional authorized shares of common stock could also have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could also dilute the voting power of a person seeking control of it, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

REQUIRED VOTE

The approval of a majority of the outstanding stock entitled to vote is necessary to approve the amendment to the Articles of Incorporation. Shareholders owning 96,780,679 common shares (51.2%) as the majority of the voting power have consented to this action. A copy of the proposed Amendment to the Articles of Incorporation reflecting the increase in authorized common stock to 400,000,000 shares is attached as Exhibit A.

EXECUTIVE OFFICERS AND DIRECTORS

Our directors and executive officers and their ages as of the Record Date, are shown below.


         Name                        Age    Position
         --------                  -------  -----------
         Sakae Torisawa              65     Chairman of the Board of Directors

         Zee Moey Ngiam              55     Director


         Chua Leong Hin              52     Chief Executive Officer, President,
                                            Interim Acting Chief Financial
                                            Officer and Director

         Percy Chua Soo Lian         51     Director


         SAKAE TORISAWA

         Mr. Torisawa has served as a director of the Company since January 2007, and as the Chairman of the Company's Board of Directors since March 5, 2007. Mr. Torisawa graduated from the Journalism Course of Law Department at Nippon University, Japan. In 1973, Mr. Torisawa joined Hockmetals Group in Tokyo, which is a worldwide trading and mining firm. He worked as a trader for non-ferrous metals and raw materials, especially copper, zinc, lead, tungsten, and antimony. In 1976, Hockmetals closed its Tokyo office, and he joined Union Carbide, USA as a representative in Tokyo office for the Metal Division. In 1977, Mr. Torisawa joined Glencore Far East Ag in Switzerland, an international trading and industrial firm, specializing in oil, coal, metals and minerals. He served as a partner in charge of Tokyo office. He continued in trading copper, zinc and lead metals and raw materials. Due to nature of business, he was involved in mining and smelting green field projects. Presently Mr. Torisawa works for C & P Asia Pte Ltd, Singapore as a Senior Advisor.

         ZEE MOEY NGIAM

         Mr. Ngiam has served as a director of the Company since March 5, 2007. He is a Fellow Member of the Institute of Certified Public Accountants of Singapore; he is a Member of Marketing Institute of Singapore, and a Fellow of Association of Chartered Certified Accountants UK. From 1987
         - March, 2005 he has been Group Financial Controller for Lauw & Sons Group of Companies. He was responsible for all financial matters of the Group's Singapore operation, development and implementation of marketing programs of the Group's Properties and identification and development of investment opportunities. He also reviewed quarterly financial and Management reports of overseas Companies in USA, Taiwan and Australia. From 2004 until present, he has been Joint Company Secretary for AEI Corporation Ltd.

         CHUA LEONG HIN

         Mr. Chua Leong Hin has served as a director of the Company since April 2, 2009. He graduated from the National University of Singapore in 1983 with a Bachelor of Law degree. He was admitted as an advocate and solicitor of the Supreme Court of Singapore to practice law in Singapore in February 1984.

         He was initially employed by the law firm of Thomas Tham & Partners as a legal assistant, and subsequently in October 1984, together with Mr. Leong Keng Kheong, started the firm Leong Chua & Associates which is now known as Leong Chua & Wong. The firm currently has 4 partners and about 15 employees. The firm specializes in the field of litigation and commercial law.

         Mr. Chua Leong Hin is a shareholder of M2B World Asia Pacific Pte. Ltd, a subsidiary of the Company. He holds 1,296,336 ordinary shares (3.05%) of the total shares outstanding of 42,459, 976 ordinary shares in M2B World Asia Pacific Pte. Ltd. Mr Chua is the Company's President, CEO and acting CFO following the resignation of Mr. Binny from those position.
         PERCY CHUA SOO LIAN

         Mr. Percy Chua Soo Lian, is appointed as the Company's director to fill the vacancy on the Board of Directors created by the resignation of Mr. Binny from that position.

         Mr. Percy Chua Soo Lian graduated from the National University of Singapore in 1986, with a Bachelor of Arts, Architectural Studies (B.A.(AS), and a Bachelor of Environmental Design Studies degree (B.E.D.S.) in 1989, and a Masters of Architecture, (M.ARCH) in 1991 from Technical University of Nova Scotia (Daltech), Halifax, Nova Scotia, Canada.

         He has more than twenty years experience in the fields of art and architecture. In the past decade he has been involved in restructuring assets such as hotels, buildings, and master planning of New Towns in various Asia Pacific countries. He is a founding partner of CSL Architects and managing director of CSLA Management PTE Ltd., as well as a president and director of PT Bintan Pacific Development.

         Mr. Percy Chua Soo Lian has no beneficial ownership of the Company's or any of its subsidiaries' shareholdings.

         The following directors and executive officers have resigned from the Company as of the effective date set forth below:


     Name                 Age         Position                             Resignation Date
     ----                 ---         --------                             -----------------
Colin St.Gerard Binny      56        Chief Executive Officer, President     April 02, 2010
                                     Interim Acting Chief Financial
                                     Officer and Director

                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS

BOARD MEMBERS WHO ARE DEEMED INDEPENDENT

Our board of directors has determined that with exception of Ngiam Zee Moey, none of our directors are "independent" as that term is defined by the National Association of Securities Dealers Automated Quotations ("NASDAQ"). See "Lack of Committees" for the NASDAQ definition of "Independent Director."

Ngiam Zee Moey has been determined to be an "independent" director. Under the National Association of Securities Dealers Automated Quotations definition, an "independent director means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board's discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years; (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of the Company has served on that company's compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of the Company's outside auditor.

Our board of directors has determined that Ngiam Zee Moey fulfilled the definition of "Financial Expert". The term "Financial Expert" is defined as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

COMMITTEES

         The Board of Directors of the Company has established the following committees on April 30, 2007:

         o        Audit Committee

         The Audit Committee's responsibilities include:

         o appointing, retaining, approving the compensation of and assessing the independence of our independent registered public accounting firm, including pre-approval of all services performed by our independent registered public accounting firm;
         o overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm;
         o reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;
         o monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
         o establishing procedures for the receipt and retention of accounting related complaints and concerns;
         o meeting independently with our independent registered public accounting firm and management; and
         o        preparing the audit committee report required by SEC rules.

         The members of the Audit Committee were Ngiam Zee Moey and Colin Binny who resigned on April 02, 2010. Mr.Ngiam Zee Moey remains as a sole member of the Audit Committee.

         o        Nominating and Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include:

         o        identifying individuals qualified to become directors;
         o        reviewing with the board the standards to be applied in making determinations regarding independence of board members;
         o        reviewing and making recommendations to the board with respect to size, composition and structure;
         o developing and recommending to the board our code of business conduct and ethics;
         o developing and recommending to the board Corporate Governance Guidelines;
         o        overseeing an annual evaluation of the board; and
         o providing general advice to the board on corporate governance matters.

         The members of the Nominating and Corporate Governance Committee are Sakae Torisawa and Ngiam Zee Moey.

         o        Compensation Committee

         The Compensation Committee's responsibilities include:

         o annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation and the compensation structure for our officers;
         o        approving the chief executive officer's compensation;
         o reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;
         o        overseeing and administering our equity incentive plans; and
         o        preparing the annual executive compensation report

         The members of the Compensation Committee are Sakae Torisawa and Ngiam Zee Moey.

CODE OF BUSINESS CONDUCT AND ETHICS

         Our code of business conduct and ethics, as approved by our board of directors, and it can be obtained from our Website, at www.amaruinc.com

         We intend to satisfy the disclosure requirement relating to amendments to or waivers from provisions of the code that relate to one or more of the items set forth in Regulations S-K, by describing on our Internet Website, within five business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

         Information on our Internet website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the Securities and Exchange Commission.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC. These officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

         Based solely upon a review of copies of such reports furnished to us during the fiscal year ended December 31, 2010 and thereafter, or any written representations received by us from reporting persons that no other reports were required, to the best of our knowledge, during our fiscal 2010, all Section 16(a) filing requirements applicable to our reporting persons were met.


                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

The compensation committee of our Board administers our executive compensation program. The general philosophy of our executive compensation program is to align executive compensation with the Company's business objectives and the long-term interests of our stockholders. To that end, the compensation committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals. In addition, the Company strives to provide compensation that is competitive with other peer group companies and that will allow us to attract, motivate, and retain qualified executives with superior talent and abilities. Our executive compensation is designed to reward achievement of the Company's corporate goals.

THE ROLE OF THE COMPENSATION COMMITTEE

The compensation committee has the primary authority to determine the Company's compensation philosophy and to establish compensation for the Company's executive officers. The compensation committee oversees the Company's compensation and benefit plans and policies; administers the Company's stock option plans; reviews the compensation components provided to officers, employees, and consultants; grants equity compensation to our officers, employees, and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board.

The compensation committee generally sets the initial compensation of each executive. The compensation committee annually reviews and in some cases adjusts compensation for executives. Although, the chief executive officer provides recommendations to the compensation committee regarding the compensation of the other executive officers, the compensation committee has full authority over all compensation matters relating to executive officers.

ELEMENTS OF EXECUTIVE COMPENSATION

Although the compensation committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, it strives to maintain a strong link between executive incentives and the creation of stockholder value. Executive compensation consists of the following elements:

Base Salary. Base salaries for our executives are generally established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions and recognizing cost of living considerations. Prior to making its recommendations and determinations, the compensation committee reviews each executive's:

     o    Historical pay levels.
     o    Past performance, and
     o    Expected future contributions.

The compensation committee does not use any particular indices or formulae to arrive at each executive's recommended pay level.

Equity Award. We also use long-term incentives primarily in the form of stock grants. Employees and executive officers generally receive stock grants at the commencement of employment, the majority of which, if not all, vest upon the attainment of corporate goals. We believe that stock grants are instrumental in aligning the long-term interests of the Company's employees and executive officers with those of the stockholders.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The following tables set forth certain information regarding our chief executive officer, chief financial officer, and three of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ended December 31, 2010, exceeded $100,000.



      Name and Principal           Year    Salary    Bonus   Stock    Options     Non-Equity    Change in     All Other     Total
            Position                        ($)       ($)    Awards   Awards      Incentive      Pension     Compensation    ($)
                                                                  ($)     ($)       Plan         Value and        ($)
                                                                                Compensation  Non-qualitative
                                                                                     ($)         Deferred
                                                                                                Compensation
                                                                                                  Earnings
                                                                                                    ($)
    -----------------------------------------------------------------------------------------------------------------------------
    Chua Leong Hin, CEO and CFO    2010        --       --       --       --          --             --           --           --

    Colin Binny, former            2010        --       --       --       --          --             --           --           --
       CEO and CFO                 2009        --       --       --       --          --             --           --           --
                                   2008        --       --       --       --          --             --           --           --



         (1)  Bonus awarded based on performance.

         (2) No officers received or will receive any long term incentive plan payouts or other payouts during financial years ended December 31, 2008, December 31, 2009 and December 2010.

         In December 2006, a total of 120,000 shares of common stock were approved by the Board of Directors to be issued to Francis Foong, the Company's former CFO for services rendered valued at $54,000 pursuant to the Company's 2004 Equity Compensation Plan. In December 2006, aj total of 90,000 shares of common stock were approved by the Board of Directors to be issued to Bee Leng Ho, the Company's then CFO for services rendered valued at $40,500 pursuant to the Company's 2004 Equity Compensation Plan.

         In December 2005, a total of 7,300 shares of common stock were issued to Colin Binny, the Company's CEO for services rendered valued at $21,900 pursuant to the Company's 2004 Equity Compensation Plan. In December, 2005, a total of 4,700 shares of common stock were issued and 18,800 shares of common stock were approved by the Board of Directors to be issued to Francis Foong, the Company's then CFO for services rendered to the Company valued at $70,500 pursuant to the Company's 2004 Equity Compensation Plan.

As of December 31 2010, 2,921,260 million shares of common stock remain unused in the Company's 2004 Equity Compensation Plan.

               Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information concerning unexercised stock options for each named executive officer above. There were no stock awards outstanding as of end of fiscal year 2010.

        ---------------------------------------------------------------------- ------------------------------------
                           Option Awards Stock Awards
        ------------- ------------- ----------   --------   --------- ------------ ------ ------- --------- ---------
        Name          Number        Number        Equity     Option    Option       Number Market  Equity    Equity
                      of            of            Incentive  Exercise  Expiration   of     Value   Incentive Incentive
                      Securities    Securities    Plan       Price     Date         Shares of      Plan      Plan
                      Underlying    Underlying    Awards:    ($)                    or     Shares  Awards:   Awards:
                      Unexercised   Unexercised   Number                            Units  or      Number    Market
                      Options       Options       of                                of     Units   of        or
                      (#)           (#)           Securities                        Stock  of      Unearned  Payout
                      Exercisable   Unexercisabe  Underlying                        That   Stock   Shares,   Value
                                                  Unexercised                       Have   That    Units     of
                                                  Unearned                          Not    Have    or        Unearned
                                                  Options                           Vested Not     Other     Shares,
                                                  (#)                               (#)    Vested  Rights    Units
                                                                                    ($)    That    or
                                                                                           Have    Other
                                                                                           Not     Rights
                                                                                           Vested  That
                                                                                           (#)     Have
                                                                                                   Not
                                                                                                   Vested
                                                                                                   ($)
        -------------------------------------------------------------------------------------------------------------
        Chus Leong Hin,   NIL          NIL         NIL         NIL        NIL        NIL    NIL     NIL       NIL
          CEO and CFO
        Colin Binny       NIL          NIL         NIL         NIL        NIL        NIL    NIL     NIL       NIL
          former CEO and CFO
        ------------- ------------- ----------   --------   --------- ------------ ------ ------- --------- ---------

         EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth equity compensation plan information as of December 31, 2010:

                                                         NUMBER OF SHARES    WEIGHTED AVERAGE      NUMBER OF
                                                           TO BE ISSUED       EXERCISE PRICE     SHARES REMAINING
                                                         UPON EXERCISE OF     OF OUTSTANDING    AVAILABLE FOR
PLAN CATEGORY                                           OUTSTANDING OPTIONS       OPTIONS       FUTURE ISSUANCE
--------------                                          -------------------  ------------------ -----------------
2004 Equity Compensation Plan approved by                         NIL                NIL        2,921,260
   stockholders

Our Board of Directors administers the Plan. Our Board of Directors has the authority to determine, at its discretion, the number and type of awards that will be granted, the recipients of the awards, and the exercise or purchase price required to be paid, when options may be exercised and the term of the option grants. Options granted under the Plan may not be exercised after 10 years from the date the option is granted. A total of 2,921,260 shares of common stock were reserved for awards granted under the Plan.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment agreements with the Company's key employees at this time.

DIRECTOR COMPENSATION

STOCK OPTIONS

Stock options and equity compensation awards to our non-employee / non-executive director are at the discretion of the Board. To date, no options or equity awards have been made to our non-employee / non-executive director.

CASH COMPENSATION

Our non-employee / non-executive director is eligible to receive a fee to be paid for attending each Board meeting; however, no fees were paid in 2010 other than those disclosed in the Director Compensation table.

TRAVEL EXPENSES

All directors shall be reimbursed for their reasonable out of pocket expenses associated with attending the meeting.


DIRECTOR COMPENSATION

The following table shows the overall compensation earned for the 2010 fiscal year with respect to each non-employee and non-executive director as of December 31, 2010.


                                                                  DIRECTOR COMPENSATION
                              ---------------------------------------------------------------------------------------------
                              FEES
                              EARNED                           NON-EQUITY        NONQUALIFIED
NAME AND                      OR PAID              OPTION      INCENTIVE PLAN    DEFERRED          ALL OTHER
PRINCIPAL                     IN CASH  STOCK       AWARDS      COMPENSATION      COMPENSATION    COMPENSATION ($)
POSITION                      ($)      AWARDS ($)  (1)         ($)(2)            EARNINGS($)     (3)              TOTAL ($)
---------------------------   -------  ----------  ----------  -------------     -------------   ---------------- ---------
Colin Binny              Former Director      --       --          --                 --               --              --

Sakae Torisawa               Director         --       --          --                 --               --              --

Zee Moe Ngiam                Director         --       --          --                 --               --              --

Chua Leong Hin               Director         --       --          --                 --               --              --

Percy Chua Soo Lian          Director         --       --          --                 --           19,911.34           --

-----------------------
(1) Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this Form 10-K.

(2)  Excludes awards or earnings reported in preceding columns.

(3) Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the director; (vii) any consulting fees earned, or paid or payable; (viii) any annual costs of payments and promises of payments pursuant to a director legacy program and similar charitable awards program; and (ix) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

         LIMITATION OF LIABILITY OF DIRECTORS

     The laws of the State of Nevada and the Company's By-laws provide for indemnification of the Company's directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

REQUIRED VOTE

Pursuant to the Nevada Revised Statutes, the approval of a majority of the outstanding stock entitled to vote is necessary to approve the election of the board of directors by written consent. As discussed above, persons owning the majority of the voting power of the Company have consented to this action.

ADDITIONAL INFORMATION

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-0213. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company's filings are also available to the public on the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.


By Order of the Board of Directors
May _________, 2011


/s/Chua Leong Hin
-----------------
Chua Leong Hin

Exhibit A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website:  www.nvsos.gov
          -------------

                            CERTIFICATE OF AMENDMENT

                      (PURSUANT TO NRS 78.385 AND 78.390)

                     USE BLACK INK ONLY - DO NOT HIGHLIGHT
                       ABOVE SPACE IF FOR OFFICE USE ONLY

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
             -----------------------------------------------------

                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------

         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.     Name of corporation:


Amaru, Inc.


2. The articles have been amended as follows: (provide article numbers, if available)

THIS AMENDMENT IS ONLY AS TO ARTICLE VI.


SIXTH: The aggregate number of shares which the Corporation shall have the authority to issue is FOUR HUNDRED AND FIVE MILLION (405,000,000) shares of which stock FOUR HUNDRED MILLION (400,000,000) shares at $0.001 par value per share shall be common stock and of which TWENTY FIVE MILLION (25,000,000) shares at a nondesignated par value per share, shall be preferred stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such as the Board of Directors shall determine;

                  (e) Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;


                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4.       Effective date of filing: (optional)


                                        --------------------------------------
                                        (must not be later than 90 days after
                                         the certificate is filed)
                                         -------------------------------------


5.       Signature: (required)

X
--------------------------------
SIGNATURE OF OFFICER

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.


This form must be accompanied by appropriate fees.     Nevada Secretary of State
                                                       amend Profit - After

                                                                 Revised: 3-6-09

===============================================================================


                                      A-2